UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2008 (July 23, 2008)
Date of Report (Date of earliest event reported)

EXECUTE SPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-125868	30-0038070
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21143 Hawthorne Boulevard, #425
Torrance, CA 90503
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 515-8902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2008, Execute Sports, Inc. (the “Company”) received the resignation of Mr. Theodore Smith and Mr. Douglas D’Agata as members of the Board of Directors of the Company. Messrs. Smith’s and D’Agata’s resignation letters did not reference a disagreement with the Company on matters relating to the Company’s operations, policies and practices.

On July 11, 2008, the Company received the resignation of Mr. Geno M. Apicella as the Company’s Chief Executive Officer, effective July 31, 2008. Mr. Apicella’s resignation letter did not reference a disagreement with the Company on matters relating to the Company’s operations, policies and practices.

On July 23, 2008, the Company appointed James R. Arabia to the Company’s Board of Directors. Further, the Company appointed Mr. Arabia as the Company’s Chief Executive Officer, effective August 1, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not Applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2008	EXECUTE SPORTS, INC.

	By:	/s/ Geno M. Apicella
Chief Executive Officer